UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 24, 2019

CBAK ENERGY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, Meigui Street
Huayuankou Economic Zone
Dalian, China, 116450
(Address, including zip code, of principal executive offices)

(86)(411)-3918-5985
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

CBAK Energy Technology, Inc. (the “Company”) received a letter from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) on April 24, 2019, providing notification that the Company no longer complies with the $50 million in total assets and total revenue standard for continued listing on The Nasdaq Global Market under Nasdaq’s Listing Rule 5450(b)(3)(A) and that the Company also does not comply with either of the two alternative standards of Listing Rule 5450(b), the equity standard and the market value standard.

The notification of noncompliance has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Market. In accordance with Nasdaq Listing Rules, the Company has 45 calendar days following the date of the notification, or no later than June 10, 2019, to submit a plan to regain compliance with Nasdaq’s applicable listing standards. If the plan is accepted by Nasdaq, the Company will have 180 calendar days from the date of the notification to evidence compliance with an applicable listing standard. If Nasdaq does not accept our plan, we will have the opportunity to appeal that decision to a Hearings Panel of Nasdaq.

If the Company is not able to achieve compliance with an applicable listing standard under Listing Rule 5450(b) in accordance with the above procedure, the Company may be eligible to transfer the listing for its common stock to the Nasdaq Capital Market. To qualify, the Company would be required to meet the continued listing requirements for the Nasdaq Capital Market.

The Company intends to monitor the market conditions of its listed securities and the other requirements under the Nasdaq listing standards and may, if appropriate, consider implementing available options to regain compliance under the Nasdaq Listing Rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBAK ENERGY TECHNOLOGY, INC.

Date: April 26, 2019	By:	/s/ Wenwu Wang
Wenwu Wang
Chief Financial Officer

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